EXHIBIT 99.1

Vanguard Natural Resources, LLC and Subsidiaries

Unaudited Pro Forma Combined Financial Information

On April 4, 2012, Vanguard and its wholly-owned subsidiary VNR Finance Corp. ("VNRF"), completed a public offering of $350.0 million aggregate principal amount of 7.875% senior unsecured notes due 2020 (the “Senior Notes”), at a public offering price of 99.274%, resulting in aggregate net proceeds of $338.7 million, after underwriting discounts and financing fees. Interest on the Senior Notes is payable on April 1 and October 1 of each year, and began on October 1, 2012. We used a portion of the net proceeds from this offering to repay all indebtedness outstanding under our second lien term loan and applied the balance of the net proceeds to outstanding borrowings under our reserve-based credit facility. The repayment therefore resulted in an increase in the amount available to be borrowed under our reserve-based credit facility.

On June 1, 2012, Vanguard and its wholly-owned subsidiary Vanguard Permian, LLC entered into a purchase and sale agreement to acquire natural gas and liquids assets in the Woodford Shale and Fayetteville Shale of the Arkoma Basin for a purchase price of $445.0 million from Antero Resources Corporation ("Antero"), a wholly-owned subsidiary of Antero Resources LLC. We refer to this acquisition as the “Arkoma Basin Acquisition.” This acquisition was completed on June 29, 2012 for an aggregate adjusted purchase price of $428.5 million. The effective date of this acquisition was April 1, 2012. The purchase price was funded with borrowings under our reserve-based credit facility.

Also on June 29, 2012, in connection with the Arkoma Basin Acquisition, Vanguard entered into a second amendment to the Third Amended and Restated Credit Agreement (the “Amended Credit Agreement”). Pursuant to an interim borrowing base redetermination, under the Amended Credit Agreement, the borrowing base of our reserve-based credit facility was increased from $670.0 million to $975.0 million.

On October 9, 2012, Vanguard and VNRF, completed a public offering of an additional $200.0 million aggregate principal amount of 7.875% senior unsecured notes due 2020 (the “Additional Senior Notes”). We received net proceeds of approximately $196.4 million from this offering, after deducting underwriting discounts of $3.5 million and offering costs of $0.1 million. The Additional Senior Notes have identical terms, other than the issue date, and constitute part of the same series as and are fungible with the Senior Notes. We used the net proceeds from this offering to repay indebtedness outstanding under our reserve-based credit facility. Such repayment therefore resulted in an increase in the amount available to be borrowed under our reserve-based credit facility.

On October 31, 2012, Encore Energy Partners Operating, LLC (a wholly-owned subsidiary of Vanguard) entered into a purchase and sale agreement with Bill Barrett Corporation for the acquisition of natural gas and liquids properties in the Piceance Basin in Colorado and the Powder River and Wind River Basins in Wyoming. We refer to this acquisition as the “Rockies Acquisition.” This acquisition had an effective date of October 1, 2012. With respect to the Piceance Basin properties, we have purchased an escalating working interest wherein our working interest begins at 18% but increases to 21% on January 1, 2014, 24% on January 1, 2015 and 26% on January 1, 2016. This structure was designed to maintain cash flow from the acquisition without the need for any capital spending until 2016. We completed this acquisition on December 31, 2012 for an adjusted purchase price of $324.7 million, subject to post-closing adjustments to be determined. The purchase price was funded with borrowings under our reserve-based credit facility.

On December 31, 2012, we entered into the Third Amendment to the Credit Agreement, which included amendments that increased our borrowing base to $1.2 billion. The increase in borrowing base was also made pursuant to our interim borrowing base redetermination in connection with the closing of the Rockies Acquisition.

The following unaudited pro forma combined financial information is based on the historical consolidated financial statements of Vanguard, adjusted to reflect the Senior Notes offering, the Arkoma Basin Acquisition, the Additional Senior Notes offering and the Rockies Acquisition.

The unaudited pro forma combined financial statements give effect to the events set forth below:

•	The Senior Notes offering and the increase in interest expense related to the Senior Notes, including the amortization of bond discount and deferred financing costs.
•
The repayment of borrowings under the reserve-based credit facility and second lien term loan using the proceeds from the Senior Notes offering and the decrease in interest expense as a result of the repayment.

•	The Arkoma Basin Acquisition completed during June 2012 and the increase in interest expense related to borrowings under the reserve-based credit facility.
•	The elimination of the nonrecurring gain on acquisition of natural gas and liquids properties acquired in the Arkoma Basin Acquisition completed during 2012.
•	The Additional Senior Notes offering and the increase in interest expense related to the Additional Senior Notes, including the amortization of deferred financing costs.
•	The repayment of borrowings under the reserve-based credit facility using the proceeds from the Additional Senior Notes offering and the decrease in interest expense as a result of the repayment.
•	The Rockies Acquisition completed in December 2012 and the increase in interest expense related to borrowings under the reserve-based credit facility.
•
The elimination of the nonrecurring loss which resulted from the impairment of goodwill related to the acquisition of natural gas and liquids properties acquired in the Rockies Acquisition completed during 2012.

The unaudited pro forma combined statement of operations for the year ended December 31, 2012 gives effect to the Senior Notes offering, the Arkoma Basin Acquisition, the Additional Senior Notes offering and the Rockies Acquisition as if they had occurred on January 1, 2012.

The unaudited pro forma combined financial information should be read in conjunction with Vanguard's Form 10-K for the year ended December 31, 2012.

The unaudited pro forma combined financial information is for informational purposes only and is not intended to represent or to be indicative of the combined results of operations or financial position that Vanguard would have reported had the Senior Notes offering, the Arkoma Basin Acquisition, the Additional Senior Notes offering and the Rockies Acquisition been completed as of the dates set forth in this unaudited pro forma financial information and should not be taken as indicative of Vanguard's future performance for reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma combined financial information and actual results.

Unaudited Pro Forma Combined
 Statement of Operations
 for the Year Ended December 31, 2012

	Vanguard historical	Pro forma adjustments Arkoma Basin Acquisition (Note 2)		Pro forma adjustments Rockies Acquisition (Note 2)		Vanguard pro forma combined
	(in thousands, except per unit amounts)
Revenues:
Oil, natural gas and natural gas liquids sales	$310,356	$35,772	(a)	$92,052	(h)	$438,180
Realized gain on other commodity derivative contracts	956	33,681	(b)	—		34,637
Unrealized gain (loss) on other commodity derivative contracts	35,890	(11,025)	(b)	—		24,865
Total revenues	347,202	58,428		92,052		497,682
Costs and Expenses
Production:
Lease operating expenses	74,366	20,260	(c)	36,205	(i)	130,831
Production and other taxes	29,369	370	(c)	6,052	(i)	35,791
Depreciation, depletion, amortization and accretion	104,542	19,396	(d)	51,126	(j)	175,064
Impairment of oil and natural gas properties	247,722	—		—		247,722
Selling, general and administrative expenses	22,466	2,921	(e)	—		25,387
Total costs and expenses	478,465	42,947		93,383		614,795
Income (loss) from operations	(131,263)	15,481		(1,331)		(117,113)
Other income and (expense)
Interest expense	(41,891)	(9,651)	(f)	(16,161)	(k)	(67,703)
Realized loss on interest rate derivative contracts	(2,515)	—		—		(2,515)
Unrealized loss on interest rate derivative contracts	(4,477)	—		—		(4,477)
Net gain (loss) on acquisition of oil and natural gas properties	11,111	(14,126)	(g)	8,818	(l)	5,803
Other income	220	—		—		220
Total other expense	(37,552)	(23,777)		(7,343)		(68,672)
Net loss	$(168,815)	$(8,296)		$(8,674)		$(185,785)
Net loss per Common and Class B unit
Basic & diluted	$(3.11)					$(3.43)
Weighted average units outstanding
Common units – basic & diluted	53,777					53,777
Class B units – basic & diluted	420					420

NOTES TO UNAUDITED PRO FORMA
COMBINED FINANCIAL INFORMATION

Note 1 Basis of Presentation

On April 4, 2012, Vanguard and its wholly-owned subsidiary VNR Finance Corp. ("VNRF"), completed a public offering of $350.0 million aggregate principal amount of 7.875% senior unsecured notes due 2020 (the “Senior Notes”), at a public offering price of 99.274%, resulting in aggregate net proceeds of $338.7 million, after underwriting discounts and financing fees. Interest on the Senior Notes is payable on April 1 and October 1 of each year, and began on October 1, 2012. We used a portion of the net proceeds from this offering to repay all indebtedness outstanding under our second lien term loan and applied the balance of the net proceeds to outstanding borrowings under our reserve-based credit facility. The repayment therefore resulted in an increase in the amount available to be borrowed under our reserve-based credit facility.

On June 1, 2012, Vanguard and its wholly-owned subsidiary Vanguard Permian, LLC entered into a purchase and sale agreement to acquire natural gas and liquids assets in the Woodford Shale and Fayetteville Shale of the Arkoma Basin for a purchase price of $445.0 million from Antero Resources Corporation ("Antero"), a wholly-owned subsidiary of Antero Resources LLC. We refer to this acquisition as the “Arkoma Basin Acquisition.” This acquisition was completed on June 29, 2012 for an aggregate adjusted purchase price of $428.5 million. The effective date of this acquisition was April 1, 2012. The purchase price was funded with borrowings under our reserve-based credit facility.

Also on June 29, 2012, in connection with the Arkoma Basin Acquisition, Vanguard entered into a second amendment to the Third Amended and Restated Credit Agreement (the “Amended Credit Agreement”). Pursuant to an interim borrowing base redetermination, under the Amended Credit Agreement, the borrowing base of our reserve-based credit facility was increased from $670.0 million to $975.0 million.

On October 9, 2012, Vanguard and VNRF, completed a public offering of an additional $200.0 million aggregate principal amount of 7.875% senior unsecured notes due 2020 (the “Additional Senior Notes”). We received net proceeds of approximately $196.4 million from this offering, after deducting underwriting discounts of $3.5 million and offering costs of $0.1 million. The Additional Senior Notes have identical terms, other than the issue date, and constitute part of the same series as and are fungible with the Senior Notes. We used the net proceeds from this offering to repay indebtedness outstanding under our reserve-based credit facility. Such repayment therefore resulted in an increase in the amount available to be borrowed under our reserve-based credit facility.

On October 31, 2012, Encore Energy Partners Operating, LLC (a wholly-owned subsidiary of Vanguard) entered into a purchase and sale agreement with Bill Barrett Corporation for the acquisition of natural gas and liquids properties in the Piceance Basin in Colorado and the Powder River and Wind River Basins in Wyoming. We refer to this acquisition as the “Rockies Acquisition.” This acquisition had an effective date of October 1, 2012. With respect to the Piceance Basin properties, we have purchased an escalating working interest wherein our working interest begins at 18% but increases to 21% on January 1, 2014, 24% on January 1, 2015 and 26% on January 1, 2016. This structure was designed to maintain cash flow from the acquisition without the need for any capital spending until 2016. We completed this acquisition on December 31, 2012 for an adjusted purchase price of $324.7 million, subject to post-closing adjustments to be determined. The purchase price was funded with borrowings under our reserve-based credit facility.

On December 31, 2012, we entered into the Third Amendment to the Credit Agreement, which included amendments that increased our borrowing base to $1.2 billion. The increase in borrowing base was also made pursuant to our interim borrowing base redetermination in connection with the closing of the Rockies Acquisition.

Note 2 Unaudited Pro Forma Combined Statements of Operations

The unaudited pro forma combined statement of operations for the year ended December 31, 2012 for the Arkoma Basin Acquisition, completed during June 2012, and the Rockies Acquisition, completed in December 2012, include adjustments to reflect the following:

(a)	Represents the increase in oil, natural gas and natural gas liquids sales resulting from the Arkoma Basin Acquisition.

(b)	Represents the increase in realized and unrealized gains and losses on commodity derivative contracts resulting from the Arkoma Basin Acquisition.

(c)	Represents the increase in lease operating expenses and production and other taxes resulting from the Arkoma Basin Acquisition.

(d)	Represents the increase in depreciation, depletion, amortization and accretion resulting from the Arkoma Basin Acquisition.

(e)	Represents the increase in selling, general and administrative expenses resulting from the Arkoma Basin Acquisition.

(f)
Represents the adjustment to interest expense related to borrowings under the reserve-based credit facility to fund the Arkoma Basin Acquisition, offset by the reduction in interest expense resulting from the repayment of borrowings under the reserve-based credit facility and second lien term loan, which were repaid using proceeds from the Senior Notes. In addition, the adjustment represents the pro forma interest expense related to the Senior Notes offering, including the amortization of bond discount and deferred financing costs.

(g)	Represents the elimination of the nonrecurring gain on acquisition of natural gas and liquids properties acquired in the Arkoma Basin Acquisition.

(h)	Represents the increase in oil, natural gas and natural gas liquids sales resulting from the Rockies Acquisition.

(i)	Represents the increase in lease operating expenses and production and other taxes resulting from the Rockies Acquisition.

(j)	Represents the increase in depreciation, depletion, amortization and accretion resulting from the Rockies Acquisition.

(k)
Represents the adjustment to interest expense related to borrowings under the reserve-based credit facility to fund the Rockies Acquisition, offset by the reduction in interest expense resulting from the repayment of borrowings under the reserve-based credit facility, which were repaid using proceeds from the Additional Senior Notes offering. In addition, the adjustment represents the pro forma interest expense related to the Additional Senior Notes, including the amortization of bond discount and deferred financing costs.

(l)
Represents the elimination of the nonrecurring loss which resulted from the impairment of goodwill related to the acquisition of natural gas and liquids properties acquired in the Rockies Basin Acquisition.